Exhibit 10.5

The symbol “[***]” denotes places where certain identified information has been excluded from the exhibit because it is both (i) not material, and (ii) is the type that the registrant treats as private or confidential.

Contract No.: [***]

Dated September 27, 2024

Hashrate Service Agreement

Between

Ethereal Tech ME Limited

And

Bitmain Development Limited

Ethereal Tech ME Limited (the “Party A”), a company duly established and validly existing under the laws of United Arab Emirates with registration address at the Office 2201, Desk D71, floor 22, Sky Tower, Shams Abu Dhabi, Al Reem Island, Abu Dhabi, United Arab Emirates and registration number 20535.

Bitmain Development Limited (the “Party B”), a company duly established and validly existing under the laws of the Hong Kong with registration address at 2701, 27th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong and registration number 74238085.

Party A and Party B shall hereinafter collectively be referred to as the “Parties”, and individually as a “Party”. The Parties confirm and agree that the terms agreed in this Agreement shall take effect from September 27, 2024.

The Parties hereto intend to establish a long-term and stable procurement relationship, in which Party A agrees to purchase, and Party B agrees to provide the Services (defined below) in accordance with this Agreement and the Appendix A (Form of Purchase Order).

Article 1 Business Cooperation

1.1 The Service herein refers to the remote hashrate service (“Service”), which shall be subject to details of Purchase Orders.

1.2 The Service provided by Party B shall be subject to the Appendix A (Form of Purchase Order (type-1)) or Appendix B (Form of Purchase Order (type-2)). Purchase Order in this Agreement refers to the purchase documents issued by Party A to Party B requesting Party B to conduct the transaction in accordance with the Agreement, the Purchase Order and other relevant agreements, the format and the content of which shall be substantially the same as the Appendix A (Form of Purchase Order 1) or Appendix B (Form of Purchase Order 2).

1.3 The Parties agree that Party A will remotely invoke the crypto-mining equipment (“Equipment”) provided by Party B for Party A’s operations.

1.4 According to its own business plan, Party A entitles to make a Service purchase request to Party B from time to time. The Purchase Order is enforceable once executed by both Parties.

1.5 Party A has the right to adjust the sales price of hashrate service displayed on its platform at its own discretion according to Party A’s pricing model and the market price.

Article 2 Commitment and Guarantee of the Parties

2.1 The Parties promise to have the legal rights and capacity to conclude this agreement, and have the related legal qualifications to sign and execute this Agreement, and are obliged to provide true, legal, accurate and effective information and data in accordance with relevant laws and regulations.

2.2 The Parties shall abide by the principle of good faith, refrain from taking unfair competition behaviors during the transaction, not disrupting the normal order of online transactions, or engaging in acts that harm the legitimate interests of any third party.

2.3 Party B promises that the Service it provides to Party A meets Party A’s requirements. The information, materials and implementations related to the Service provided by Party B are in compliance with relevant laws, regulations, national mandatory standard and terms of this Agreement.

2.4 Party B shall be responsible for the quality of the Service provided to Party A. If Party B fails to provide agreed mining capacity at its own fault, Party B shall be borne any and all reasonable losses incurred to Party A arising from or relating to the Service provided by Party B.

2.5 Party B agrees and acknowledges that the Service it provides to Party A can be resold to end users in different countries and regions around the world through Party A’s platform or used by Party A for its self-mining at the sole decision of Party A, provided that there should be no restrictions or prohibitions of the cryptocurrency mining activities by any applicable laws or governmental authority in these countries and/or regions.

2.6 Party B shall take necessary technical measures to ensure the normal operation of the Equipment. Party B shall take remedial measures immediately if any security risks occur or may occur, including but not limited to physical security risks, information security risks, and network security risks, and shall inform Party A within 36 hours since these risks take place. Party B shall be liable for losses caused to Party A due to the occurrence of the aforementioned risks, but Party B’s cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the payment actually received by Party B from Party A for the Service under this Agreement.

2.7 Party B shall take best efforts to maintain the Equipment for normal network operation and services for 24 hours a day and 7 days a week. The Equipment should have strict network firewall settings, integral fire and disaster prevention facilities, and the active response of operation and maintenance personnel shall be ensured.

2.8 The average daily actual operating hashrate provided by Party B shall exceed 95% of the purchased hash rate and subject to the confirmation of Party A.

2.9 Party B shall examine and check the Service delivery every seven (7) days, and if the supply of hash rate is insufficient by more than 5% due to power rationing or machine abnormality, Party B shall fix the hash rate gap in the next seven (7) days. After the hash rate is replenished, any excess of hashrate results in subsequent every seven (7) days shall be switched back to Party B.

Article 3 Rights and Obligations of the Parties

3.1 Party A’s rights and obligations

3.1.1 If the Service provided by Party B does not meet Party A’s standards or requirements, Party A has the right to require Party B to make rectifications within 48 hours of Party A’s notification to Party B in writing. Otherwise, Party A has the right to unilaterally terminate this Agreement, and Party B shall compensate Party A for all direct losses arising therefrom, but Party B’s cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the payment actually received by Party B from Party A for the Service under this Agreement.

3.1.2 Party A shall pay fees in connection of the Services pursuant to this Agreement and Purchase Order. If Party A fails to settle to Party B before agreed timeline, Party B can notify Party A in writing to remind Party A to pay on time. If Party A fails to pay within 7 days after receiving Party B’s notification, Party A shall pay a daily penalty of 0.3‰ on the payable amount to Party B. Party B shall have the right to terminate this Agreement if the delay of payment is more than 15 days after the due date. Party A shall be responsible for Party B’s direct loss arising from its delayed payment.

3.1.3 Party A guarantees that it will not use hash rate provided by Party B to damage or disrupt network security (including but not limited to phishing, hacking, network fraud, website or space containing or suspected of spreading: viruses, Trojan horses, malicious code, and through virtual servers attacks on other websites and Equipment (such as scanning, sniffing, ARP spoofing, DDoS, etc.))，and will not engage in acts prohibited by the local law, otherwise Party A shall compensate the losses suffered by Party B.

3.1.4 During the period of contract terms, any use of Party B’s name for external publicity should be approved by Party B in advance in writing.

3.1.5 This Agreement and any of the rights, interests, or obligations incurred hereunder, in part or as a whole, are freely assignable by Party A.

3.2 Party B’s rights and obligations

3.2.1 Party B shall provide the Services to Party A pursuant to this Agreement and the Purchase Order as stipulated in Appendix A. Party B guarantees that the Equipment which generate hashrate are with legal rights and interests, and that Party B has completed and legal rights to use it.

3.2.2 Party A is responsible for sales, communication and other activities with Party A's platform users. In addition to Party B's responsibilities and obligations agreed in this agreement, Party B shall not bear any obligations and compensation liabilities for Party A's platform users.

Article 4 Settlement Rules and Payment Plan

4.1 Payment of Service Fee:

4.1.1 Party A shall pay to Party B the Service Fees in accordance with each Purchase Order.

4.1.2 Party A shall provide Party B the Purchase Order at least five (5) days in advance of Service. Once the Purchase Order is agreed by both Parties, Party A shall pay to Party B the Service Fees in applicable Purchase Order three (3) days in advance of the Estimated Effective Date stated in applicable Purchase Order, and Party B shall grant Party A access to the purchased hashrate within 24 hours upon receipt of the payment and mining pool worker ID of Party A.

4.2 Settlement rules:

4.2.1 Reconciliation and Settlement: The Hosting Fee provided in the Purchase Order (type-1) shall be calculated and settled monthly, and be paid by Party A by the 7th day of each month. The Hosting Fee of prior month payable by Party A to Party B is equal to “the amount of the electrical power consumed by the Service actually provided in previous month * the unit price of Hosting Fee”.

4.2.2 Both Parties agree that the monthly reconciliation, issuance of invoice and payment of the applicable Hosting Fee for the previous month shall be completed by the 7th day of each month. In the event that Party A has queries or objections to the Hosting Fee amount, the Parties agree to, upon the written request of Party A, negotiate in good faith to check and determine the final Hosting Fee amount and pay the final Hosting Fee within seven (7) days upon Party B’s receipt of such written request.

4.2.3 Party A shall pay the Hosting Fee to Party B’s digital wallet address or bank account designated by Party B in writing. If Party B fails to notify Party A for any change of the wallet address or bank account in 10 days before Party A’s payment, all losses arising therefrom shall be borne by Party B itself.

4.2.4 Party B shall issue invoice to Party A for each settlement.

4.3 Taxation: any payments set forth in this Agreement shall include the non-deductible turnover taxes and expenses, i.e., turnover taxes and expenses which ultimately cannot be used as input credits by Party A, and shall not include the deductible turnover taxes and expenses. Each Party shall be solely responsible for compliance with tax filing requirement and payment of any taxes owed in connection with the payments hereunder.

Article 5 Breach of Contract

5.1 After the signing of this Agreement, except for force majeure, any Party’s failure to perform or fail to promptly or improperly perform any of its obligations under this Agreement, or breach of any statement, guarantee or undertaking made by it under this Agreement, shall constitute its breach of contract, and shall bear the liability for breach of contract in accordance with the law, including reasonable expenses such as attorney fees, arbitration fees, and travel expenses.

5.2 If this Agreement is not effective, invalid or can not be performed due to legal or policy restrictions, neither party shall be deemed as breaching of this Agreement, and Party B shall return the fee of the non-performing service already paid by Party A to Party A on an interest-free basis.

Article 6 Term of Contract and Termination Clause

6.1 This Agreement will take effect after being signed and stamped by the Parties. Term of this Agreement is 3 year (1095 days).

6.2 In the event of any of the following matters in this Agreement, either Party has the right to unilaterally issue a notice of contract termination via email or other written form (“Contract Termination Notice”). This Agreement shall be terminated from the date of delivery of the Contract Termination Notice. If this Agreement is terminated due to the following matters, the Parties shall complete settlement and other relevant procedures within 5 working days from the date of termination of this Agreement:

6.2.1 Bankruptcy, reorganization, cancellation, revocation of business license, merger, dissolution, etc. of either Party;

6.2.2 A serious breach of contract by either Party results in the substantial inability to perform this Agreement;

6.2.3 Due to changes in the situation caused by policies, markets, and professional market conditions, the continued performance of the agreement will cause losses or there is no need for actual performance.

Article 7 Dispute Resolution

7.1 The establishment, entry into force, performance, interpretation and dispute resolution of this Agreement shall be governed by the laws of Hong Kong, without regard to conflict of laws principles.

7.2 In the event of any dispute or claim arising from or related to this agreement or its breach, termination or validity (“dispute”), the Parties shall negotiate and resolve it amicably; if the negotiation fails, either Party may submit the dispute to Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force for arbitration. The seat of arbitration shall be Hong Kong. The arbitration award is final and binding on the Parties. Nothing contained herein shall prevent the Party from obtaining an injunction. The breaching Party shall bear the attorney fees and arbitration fees of the non-breaching Party.

Article 8 Force Majeure

8.1 In case of force majeure, any party is unable to perform this Agreement in whole or in part or delays the performance of this agreement, it shall notify the other Party of the event in writing within five (5) days from the date of the force majeure event, and submit the certificate leading to its inability or delay in performing the Agreement in whole or in part to the counter party within 20 days from the date of the occurrence of the event.

8.2 In the event of a force majeure event, the party suffering from the force majeure may suspend the performance of its obligations under this Agreement within the delay period caused by the force majeure, which shall not be regarded as a breach of contract. The Party suffering from force majeure shall take all necessary measures to reduce losses and resume the performance of this Agreement immediately after the incident is eliminated, unless the performance of this Agreement is no longer possible or unnecessary. If such suspension results in the inability to provide normal service, Party B shall compensate Party A by extending the service period until the agreed hash rate supplying in the Purchase Order is satisfied.

8.3 The term "Force Majeure" in this article refers to objective events that cannot be foreseen, avoided or overcome, including natural disasters such as floods, volcanic eruptions, earthquakes, landslides, fires, storms and severe weather, as well as social abnormal events such as wars and strikes, unrest, etc., as well as government actions such as government intervention, restrictions, prohibitions, etc.

Article 9 Confidentiality

9.1 The Parties are responsible for each other’s confidentiality, that is, under any circumstances or conditions, and at any time, the information and materials provided between the Parties and the specific content of this Agreement shall not be leaked, publicized, notified, or communicated to any third party, except as required by any court, government authority, applicable laws, regulations or rules of any recognized stock exchange; provided that the Party making such disclosure shall advise the other Party of the disclosed information prior to making such disclosure. If either Party violates confidentiality obligations and causes losses to the counterparty, the breaching Party shall bear full responsibility to the counterparty and compensate all direct and indirect losses.

Article 10 Interpretation of the Contract and Application of Law

10.1 The invalidation of individual clauses of this Agreement does not affect the validity of the agreement's interpretation, liability for breach of agreement, application of law and dispute resolution.

10.2 If any clause of this Agreement is determined to be invalid or unenforceable under the current law, all other clauses of this agreement will continue to be valid. In this case, the Parties will replace the Agreement with a valid Agreement, and the valid agreement should be as close as possible to the original agreement and the corresponding spirit and purpose of this Agreement.

10.3 The understanding and interpretation of this agreement should be based on the purpose of the Agreement, the original meaning of the text, and the common understanding and practice in the industry, and the terms of this agreement and related appendices (if any) should be understood and interpreted as a whole.

Article 11 Supplementary Provisions

11.1 This Agreement is made in two copies, with each party holding one copy, and each copy has the same legal effect. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

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(Signature Page to Hashrate Service Agreement)

Party A (seal): Ethereal Tech ME Limited

Authorized Representative (Signature)：/s/ Haiyi Lu

Date of Signature: September 27, 2024

Party B (seal)：Bitmain Development Limited

Authorized Representative (Signature)：/s/ Ketuan Zhan

Date of Signature: September 27, 2024

Appendix A

Form of Purchase Order (type-1)

Order No.: [ ] Date: [ ]
Party A: Ethereal Tech ME Limited	Party B: Bitmain Development Limited
Address: 2201, Desk D71, floor 22, Sky Tower, Shams Abu Dhabi, Al Reem Island, Abu Dhabi, United Arab Emirates	Address: 2701, 27th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Contact Number: [***]	Contact Number: [***]

Reference is made to the Hashrate Service Agreement (Contract No.: [***]) signed by and between Party A and Party B on September 27, 2024.

Item	Details
Miner Model	[ ]
Quantity of Miner	[ ]
Total Purchased Hashrate	[ ] T
Hashrate Fee	The Hashrate Fees payable by Party A to Party B under this Purchase Order shall be as below: ● Unit Price of Hashrate Fee: US$[ ]/T for [ ] days ● Total Hashrate Fee：US$[ ]
Hosting Fee:	The unit price of Hosting Fee is [***]/Kwh. The Hosting Fee shall be calculated and settled monthly, and be paid by Party A by the 7th day of each month.
The Host Fee of prior month is equal to the amount of the electrical power consumed by the Service actually provided in such month * the unit price of Hosting Fee.
Payment Schedule	[***]
Service Period	[ ] years ([ ] days) from the Effective Date
Estimated Effective Date	No later than [ ]

SIGNED by	SIGNED by

the authorised signatory(ies)	the authorised signatory(ies)
for and on behalf of Party A	for and on behalf of Party B

Signature	Signature

Date	Date

Appendix B

Form of Purchase Order (type-2)

Order No.: [ ] Date: [ ]
Party A: Ethereal Tech ME Limited	Party B: Bitmain Development Limited
Address: 2201, Desk D71, floor 22, Sky Tower, Shams Abu Dhabi, Al Reem Island, Abu Dhabi, United Arab Emirates	Address: 2701, 27th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Contact Number: [***]	Contact Number: [***]

Reference is made to the Hashrate Service Agreement (Contract No.: [***] ) signed by and between Party A and Party B on September 27, 2024.

Item	Details
Total Purchased Hashrate	[ ] T
Service Fees	The total Service Fees payable by Party A to Party B under this Purchase Order shall be US$[ ].
Payment Schedule	[***]
Service Period	[ ] years ([ ] days) from the Effective Date
Estimated Effective Date	No later than [ ]

SIGNED by	SIGNED by

the authorised signatory(ies)	the authorised signatory(ies)
for and on behalf of Party A	for and on behalf of Party B

Signature	Signature

Date	Date